Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement No. 33-37553, No. 2-94198 and No. 33-88946 on Form S-8 of Penford Corporation of our report dated February 25, 2009 with respect to the financial statements and supplemental schedule of the Penford Corporation Savings and Stock Ownership Plan, which appears in this Form 11-K.

February 25, 2009	/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado	EHRHARDT KEEFE STEINER & HOTTMAN PC